Exhibit 23.4

CONSENT OF LEE KEELING AND ASSOCIATES, INC.

As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-126191, 333-135949 333-143990, 333-151762 and 333-157504), Form S-3 (File Nos. 333-142720, 333-151010, 333-151011, 333-155754, 333-156979) and Form S-4 (File No. 333-155755) of Chesapeake Energy Corporation of all references to our firm’s name and audit of portions of Chesapeake’s Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 6, 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 2, 2009.

By:	/s/ LEE KEELING AND ASSOCIATES, INC.

LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

February 26, 2009